UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

e.l.f. Beauty, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

570 10th Street

Oakland, CA 94607

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 778-7787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2017, e.l.f. Beauty, Inc., a Delaware corporation (the “Company”), TPG elf Holdings, L.P. (“TPG”), J.A. Cosmetics Corp. (“JAC”), Alan Shamah, Joseph Shamah, the A&H Shamah Family Foundation, Inc. and Tarang P. Amin and related family trusts entered into the Second Amended and Restated Stockholders Agreement (the “Second Amended Stockholders Agreement”), which further amends and restates the Amended and Restated Stockholders Agreement by and among the Company, TPG, JAC and other security holders of the Company, dated as of September 21, 2016, as previously amended by Amendment No. 1 thereto, dated as of December 23, 2016 (together as previously amended, the “Prior Stockholders Agreement”). The parties to the Second Amended Stockholders Agreement include additional equity holders of the Company, including executive officers John P. Bailey, Richard F. Baruch, Jr., Jonathan T. Fieldman and Scott K. Milsten and a related family trust. TPG is the registered holder of approximately 43% of the outstanding shares of common stock of the Company and may be deemed to have beneficial ownership of additional shares under the Second Amended Stockholders Agreement, JAC is the registered holder of approximately 13% of the outstanding shares of common stock of the Company, and Tarang P. Amin is the Chairman, Chief Executive Officer and a director of the Company and, together with his related family trusts, is the registered holder of approximately 13% of the outstanding shares of common stock of the Company.

The Second Amended Stockholders Agreement amends the Prior Stockholders Agreement to remove the right of JAC to designate a member of the Company’s Board of Directors (the “Board”), reduce the authorized number of members on the Board from eight to seven and make certain other conforming changes. No other material changes were made to the Prior Stockholders Agreement.

The foregoing description of the Second Amended Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 1, 2017, Joseph A. Shamah resigned from the Board. Mr. Shamah’s resignation is not due to any disagreement with the Company, the Board or the management of the Company.

Item 9.01	Financial Statements and Exhibits.

Reference is made to the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date: March 3, 2017	By:	/s/ Scott K. Milsten
Scott K. Milsten
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amended and Restated Stockholders Agreement, dated as of March 3, 2017, by and among e.l.f. Beauty, Inc., TPG elf Holdings, L.P., J.A. Cosmetics Corp. and other security holders of e.l.f. Beauty, Inc.